UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2023
_________________________

ILLINOIS TOOL WORKS INC.
(Exact name of registrant as specified in its charter)

Delaware			1-4797	36-1258310
(State or other jurisdiction of incorporation)			(Commission File No.)	(I.R.S. Employer Identification No.)

155 Harlem Avenue	Glenview	IL		60025
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number, including area code: 847-724-7500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ITW	New York Stock Exchange
0.250% Euro Notes due 2024	ITW24A	New York Stock Exchange
0.625% Euro Notes due 2027	ITW27	New York Stock Exchange
2.125% Euro Notes due 2030	ITW30	New York Stock Exchange
1.00% Euro Notes due 2031	ITW31	New York Stock Exchange
3.00% Euro Notes due 2034	ITW34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 6, 2023, E. Scott Santi informed the Board of Directors of Illinois Tool Works Inc. (the “Company”) that he will step down as Chief Executive Officer, effective January 1, 2024. Mr. Santi will remain employed by the Company in his role as Chairman through March 1, 2024, after which he will retire and no longer be an employee. The Board of Directors appointed Mr. Santi as Non-Executive Chairman of the Board, effective March 1, 2024. As Non-Executive Chairman of the Board, Mr. Santi will participate in the standard non-employee director compensation arrangements described in the Company’s 2023 proxy statement; the Board of Directors also approved an additional annual grant of shares of common stock equivalent in value to $250,000, to be made on the same date as annual stock grants are made to the Board, for his service as Non-Executive Chairman.

On September 6, 2023, the Company’s Board of Directors elected Christopher A. O’Herlihy, age 59, as President and Chief Executive Officer and as a member of the Company’s Board of Directors, effective January 1, 2024. Mr. O’Herlihy will serve on the Board’s Executive Committee and will not be compensated for serving on the Board. Mr. O’Herlihy joined the Company in 1989 and has served as the Company’s Vice Chairman since 2015. He served as Executive Vice President of the Food Equipment segment from 2010 to 2015 and, prior to becoming an executive officer, as Group President for both the Polymers & Fluids and Food Equipment segments. Mr. O’Herlihy serves as a director for Masco Corporation, a global manufacturing company. Mr. O’Herlihy will receive an annual base salary of $1,300,000, effective as of January 1, 2024, and will be eligible for an annual incentive award target of 150% of year-end base salary.

There are no arrangements or understandings between Mr. O’Herlihy and any other person pursuant to which he was selected as an officer of director. There are no family relationships between Mr. O’Herlihy and any director or executive officer of the Company, and he has not been party to any reportable transactions with the Company pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On September 7, 2023, the Company issued a press release announcing the changes described in Item 5.02. A copy of the press release is furnished herewith as Exhibit 99.1. This information, including Exhibit 99.1, will not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and it will not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release dated September 7, 2023
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ILLINOIS TOOL WORKS INC.

Dated: September 7, 2023	By: /s/ Jennifer K. Schott
Jennifer K. Schott
Senior Vice President, General Counsel and Secretary